Exhibit 99.1

SPX FLOW COMPLETES SALE OF ITS POWER AND ENERGY BUSINESS
Net Proceeds of Approximately $400 Million Strengthen Financial Position and Increase Liquidity to More Than $1.1 Billion
•Completes Key Strategic Move Towards Building a Premier Process Solutions Enterprise:
◦Business profile now concentrated in essential sanitary and industrial process applications where customers value SPX FLOW’s deep application knowledge, technical engineering and process expertise
◦Cross-functional growth teams established to target higher quality of revenue and expand presence in micro-verticals where growth is driven by secular trends around health, safety and sustainability
•Strengthens Financial Position and Liquidity:
◦>$1.1 billion of liquidity
◦No significant debt maturities until 2024
◦Net leverage and interest coverage ratios well below debt covenants in credit facilities
◦Attractive free cash flow profile through a business cycle
•Updates Capital Allocation Priorities:
◦Continue to invest in business to improve velocity, vitality and customer intimacy
◦Targeting $300 million debt reduction in 2020
◦Announces authorization for future share repurchases of up to $150 million
•Withdraws Full Year 2020 Guidance Due to COVID-19 Global Impact and Macro-Economic Uncertainty:
◦People-first culture and business operating system helping navigate through global pandemic
◦Prioritizing the health, safety and well-being of our employees and stakeholders
◦Strong presence in sanitary and specialty industrial markets
◦Nearly all manufacturing and service locations remain open

___________________________________________________________________________________
CHARLOTTE, NC - March 30, 2020 - SPX FLOW, Inc. (NYSE:FLOW) a leading provider of premier process solutions, announced today that it completed the sale of its Power and Energy segment to funds managed by affiliates of Apollo Global Management, Inc. with net proceeds totaled approximately $400 million after adjustments, fees and taxes.
By completing the sale of its Power and Energy business, the company’s exposure to oil and power generation is de minimis. SPX FLOW’s remaining revenue profile is comprised of approximately 50% sales into sanitary markets (such as food and beverage, pharmaceuticals, water and personal care) and approximately 50% sales into industrial markets (such as specialty chemical processing, air treatment and mining).
The net proceeds from the sale further strengthen the company’s financial position. Net debt and interest coverage ratios are well below the company’s debt covenants and liquidity is in excess of $1.1 billion (including more than $600 million of cash on hand and a $500 million undrawn, global revolver). This provides ample flexibility to maintain a conservative balance sheet while prudently investing in the business and opportunistically returning capital to shareholders.
In line with management’s commitment to prioritize the use of divestiture proceeds on debt reduction and a return to shareholders, the company also announced today its intention to reduce total debt by $300 million, or more than 40%, to approximately $400 million in 2020. Additionally, management intends to return cash to shareholders through share repurchases over time. The company will continue to assess market and business conditions in connection with its capital allocation plans.

Journey to High Performance
“Since the start of 2016, SPX FLOW has been on an accelerated pace of transformation focused on creating a high-performing, operating enterprise. In 2016 and 2017, the work done to realign our global footprint, transition to an operating structure and aggressively reduce debt improved the health of our business and provided a solid foundation. In 2018, we matured our business operating system and focused on growth in our high value product lines. 2019 represented a pivot point for our business as we simultaneously improved operational performance and executed strategic moves to build a premier process solutions enterprise,” said Marc Michael, SPX FLOW President and Chief Executive Officer.
“Today’s announcement of completing the Power and Energy divestiture marks a significant milestone on our quest to build a premier process solutions enterprise that innovates with customers to provide process solutions and lifecycle support in essential sanitary and specialty industrial applications.”
“I want to recognize our deal team and external partners who worked tirelessly over the past year to carve out and execute this highly complex deal in a difficult economy. I also want to recognize Jose Larios for his outstanding leadership and thank the entire Power and Energy team for their steadfast support of customers through the divestiture process, as well as the team’s valuable contributions to SPX FLOW over the years. Many of the people in that business were part of our family for decades and we wish them all the best as they chart a new course as an independent company,” said Mr. Michael.
Financial Strength and Ample Liquidity
“Upon completing the divestiture, SPX FLOW received approximately $400 million in net cash proceeds which immediately bolsters our financial position and provides ample liquidity at a very opportune time,” said Jaime Easley, SPX FLOW Vice President and Chief Financial Officer. “We now have more than $1.1 billion of available liquidity with no significant debt maturities until 2024. The strength of our balance sheet puts us on solid footing amid the COVID-19 global pandemic. We have the financial flexibility to invest in our business, further delever our balance sheet to maintain conservative debt ratios, appropriately return capital to shareholders and evaluate strategic, value creation opportunities while prudently managing capital and liquidity through the current economic environment.”
Navigating the COVID-19 Global Pandemic
“Our hard work over the past four years has improved our capability to navigate this uncertain, unpredictable and rapidly changing social and economic environment caused by the COVID-19 global pandemic,” said Mr. Michael. “In normal times and especially in times of crisis, our engineering solutions, high quality products, aftermarket parts and technical services are critical to support the production of essential items such as water, foods, beverages, agriculture, medicine, personal care goods, cleaning supplies, chemicals, critical infrastructure and packaging materials. As governments across the world mandate complete or partial shutdowns for non-essential businesses, SPX FLOW is, in most cases, considered an essential business for the role we play to support our customers, channel partners and end users who feed and enhance the world and deliver life’s essential elements to consumers.”
“As we manage through this crisis, I have been extremely impressed with the level of engagement and swift execution from our cross-functional business continuity and crisis management teams who are meeting frequently to ensure the health, safety and well-being of all our employees and stakeholders. We have applied the learnings from our experience in China and Korea to swiftly and proactively implement measures across our operations aimed at protecting health and minimizing the spread of the virus in our communities across the world. Additionally, we have implemented programs to provide employees stability when work has been temporarily disrupted, to keep ongoing work environments clean and healthy and enable business continuity to our customers, channel partners and suppliers. This process, while difficult from a personal and operational perspective, is demonstrating the resiliency and determination of our workforce and highlighting our emphasis on building a people-first culture,” continued Mr. Michael.
“In light of the significant uncertainties associated with COVID-19 pandemic and wide range of potential impacts to the global economy, we are withdrawing our previously issued 2020 full year guidance. On our upcoming Q1 2020 earnings call, in addition to the first quarter results, we intend to provide a comprehensive update on the market environment and our expectations for the balance of 2020,” Mr. Michael added.
Executive Summary
“In closing, as a result of our accelerated transformation efforts and strategic actions SPX FLOW is now a premier process solutions enterprise serving customers in high quality sanitary and specialty industrial applications. SPX FLOW plays an integral role in helping feed and enhance the world by innovating with customers to blend, mix, and control the measured movements of life’s essential elements. We are focused on further penetrating micro-verticals where our technical expertise is highly valued and where market growth is supported by secular trends. In addition, we established growth teams to empower decision making, drive accountability and enable cross-functional teamwork which enhances our core capabilities around customer intimacy, velocity and vitality.”
“We intend to operate prudently through this turbulent and difficult time, managing elements within our control to deliver for our customers and drive continuous improvement. We have a nimble organizational design, global operating capabilities and a high-quality leadership team which enables us to rapidly stimulate change.”
“I want to thank our teams across the enterprise for their engagement and commitment during this unprecedented time. We are excited about the future and remain focused on delivering long-term value for all stakeholders by creating an engaging, people-first culture, enhancing our customers’ experience and making high quality investment decisions,” concluded Mr. Michael.
Share Repurchase Authorization
The company’s Board of Directors authorized the company to repurchase shares of its common stock up to $150 million over a period expiring at the earlier of December 31, 2021 or such earlier time determined by the Board in its sole discretion. Under this authorization, the company may repurchase shares in open market, privately negotiated or other transactions. The company’s management is authorized to determine the timing and amount of the transactions based on its evaluation of market conditions, capital alternatives, and other factors. Repurchases may be made under plans established under SEC Rule 10b5-1(c), which plans, once appropriately established, would permit the company to repurchase shares at times when it otherwise would be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.
About SPX FLOW, Inc.:
Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in rotating, actuating and hydraulic technologies, as well as automated process systems, into food and beverage and industrial markets. SPX FLOW has approximately $1.5 billion in annual revenues with operations in more than 30 countries and sales in more than 100 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
Forward-looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its annual report on form 10-K for the year ended December 31, 2019. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the company’s most recent Form 10-K and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause actual results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. In addition to these factors, the matters addressed in these forward-looking statements are subject to uncertainties arising from the current COVID-19 pandemic, including the impact of the pandemic or related government responses on our businesses, the businesses of our customers and vendors and the global economy generally, other impacts to our supply chain and employee mobility, and whether our businesses and those of our customers will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether health and safety concerns might otherwise require operations to be halted for some period of time. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.

Investor Contacts:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Stewart Honeycutt
Director, FP&A and Investor Relations
704-752-4472

Media Contact:
Melissa Buscher
Chief Communications Officer
704-540-2160